Exhibit 99.1

Accuride Corporation Announces Executive Management Appointments

Accuride Announces 2005 Earnings Conference Call

Evansville, Ind. – February 2, 2006 – Today, Accuride Corporation (NYSE: ACW) announced executive management appointments and redistribution of responsibilities.  Changes are effective immediately.

•                  Terrence Keating, Accuride’s current President, Chief Executive Officer, and member of the Board will continue as a Board member and as the Company’s Chief Executive Officer.

•                  John Murphy, currently Accuride’s Chief Financial Officer, will now serve as President and Chief Financial Officer.

•                  Dave Armstrong, Accuride’s current Senior Vice President and General Counsel, will continue as General Counsel and will also serve as the Company’s Senior Vice President / Finance.

•                  Tony Donatelli, Accuride’s current President of the Imperial Group, will become a Corporate Senior Vice President with additional responsibility for Bostrom Seating.

“Today’s appointments are a natural evolution of top leadership responsibilities at Accuride,” said Jamie Greene, member of KKR, LLC, and Chairman of Accuride’s Board.  “One of the factors leading KKR to purchase Accuride in 1998 was the strength of the Company’s management team.  Since that time, this team has successfully weathered an industry downturn, led the Company through a significant merger, and completed its initial public offering of common stock.  Accuride’s seasoned and growing top leadership team has the experience and skill to continue to successfully lead the Company.”

“The changes to senior leadership accountabilities are supported by our topside bench strength, depth and versatility. These moves allow for well planned and seamless succession planning at Accuride, such that organizational performance, customer service, and leadership continuity should be optimized over the coming years,” added Keating.  “In addition to demonstrated competencies in their current assignments, John, Dave and Tony bring significant strengths to the table in the new roles they will assume, all of which will be key as the Company continues to pursue growth initiatives and ongoing optimization of its current operations.”

Other members of the Executive Management team will continue in their current roles:

•                  Bob Nida will continue as Senior Vice President of Accuride Wheels, Gunite Corporation, and Brillion Iron Works;

•                  Robin Hamme will continue as Accuride’s Senior Vice President of Human Resources; and

•                  Larry Taylor will continue as the Company’s Senior Vice President of Sales and Marketing.

“This executive team has been together a long time and has proven its ability to focus and work hand in glove with each other to drive results. Tony will be a great addition to this group of committed and engaged leaders who are aggressively pursuing the issues and opportunities before us,” added Keating.

Separately, the Company announced that it will host a conference call to discuss 2005 results on Thursday, February 16, at 1:30 p.m. CST.

This call is being webcast and can be accessed at Accuride’s web site at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=187606&eventID=1209058.  The dial-in information for those who prefer to participate via telephone is 1-800-901-5213 (domestic) or 1-617-786-2962 (international).  The participant code is 30456686.

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents, www.streetevents.com.

Accuride Corporation is one of the largest and most diversified manufacturers and suppliers of commercial vehicle components in North America.  Accuride’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, seating assemblies and other commercial vehicle components.  Accuride’s products are marketed under its brand names, which include Accuride, Gunite, Imperial, Bostrom, Fabco and Brillion.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for Accuride Corporation: All comments relating to any future period are forward-looking statements, subject to uncertainties and risk that could cause actual results to vary materially from what is suggested here.  These statements are subject to risks and uncertainties, including without limitation, the general market conditions, the specific market for Company common stock, the performance of the Company’s business and other risks detailed from time-to-time in Accuride’s filings and reports with the Securities and Exchange Commission.